Exhibit 99

Sypris Reports Third Quarter Results

Gross Margins Expand on Lower Revenue

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 6, 2012--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its third quarter ended September 30, 2012.

HIGHLIGHTS

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For the Third Quarter:

  Revenue decreased 13.6% from the third quarter of last year.
  Gross margin increased 60 basis points to 11.9%.
  Earnings from continuing operations were $0.03 per diluted share.
  Free cash flow was $4.2 million, or $0.22 per diluted share.

For the Nine Months:

  Revenue increased 8.8% compared to the first nine months of last year.
  Gross profit increased 32.4% compared to the prior year period.
  Gross margin increased to 12.8% from 10.5% over the same period.
  Earnings from continuing operations increased to $0.55 per diluted share, up from $0.35 per diluted share for the prior year period.

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The Company reported revenue of $78.8 million for the third quarter compared to $91.2 million for the prior year period. The Company’s income from continuing operations for the three months ended September 30, 2012 was $0.6 million, or $0.03 per diluted share, as compared to income from continuing operations of $6.1 million, or $0.30 per diluted share, for the prior year period.

Income from continuing operations for the third quarter of 2012 included a foreign currency translation loss of $0.6 million and a gain of $1.3 million in connection with the sale of marketable securities, while income from continuing operations for the prior year period included a gain of $3.6 million from the disposition of idle assets and a foreign currency translation gain of $2.8 million.

The Company’s net loss for the third quarter of 2012 was $5.7 million, or $0.29 per diluted share, which included a $6.3 million expense in discontinued operations for the settlement of an arbitration case associated with the 2009 divestiture of Sypris Test & Measurement. Net income for the prior year quarter was $6.1 million, or $0.30 per diluted share, and included the gain of $3.6 million from the disposition of idle assets and the foreign currency translation gain of $2.8 million mentioned earlier.

For the nine months ended September 30, 2012, the Company reported revenue of $274.1 million compared to $252.0 million for the prior year period and income from continuing operations of $11.1 million, or $0.55 per diluted share, as compared to $7.0 million, or $0.35 per diluted share, for the prior year period.

Income from continuing operations for the nine months ended September 30, 2012 included a foreign currency translation loss of $0.9 million, a gain of $2.6 million on the sale of idle assets and a gain of $1.9 million in connection with the sale of marketable securities, while income from continuing operations for the prior year period included gains of $3.0 million in connection with a customer settlement, $4.2 million from the disposition of idle assets and a foreign currency translation gain of $2.1 million.

The Company’s net income for the nine months ended September 30, 2012 was $4.0 million, or $0.18 per diluted share, and included one-time expenses of $7.1 million in discontinued operations related to the resolution of the arbitration case mentioned earlier. Net income for the prior year period was $6.6 million, or $0.33 per diluted share, and included a loss of $0.5 million associated with the arbitration case and the positive impact of the gains mentioned previously.

“Our Industrial Group responded well to the unexpected reduction in the production of commercial vehicles, which resulted in a 21.3% sequential decline in quarterly revenue,” said Jeffrey T. Gill, President and Chief Executive Officer. "We now expect the production of commercial vehicles to remain soft in the short-term as OEMs work to rebalance inventory with demand.”

“However, with an estimated 70% of the vehicles on the road today being of an age that is in excess of eight years, the eventual replacement cycle is expected to be robust for an extended period of time. In the interim, we believe that our improved cost profile and strong operational performance, which resulted in a 60 basis point increase in gross margin during the most recent quarter when compared to the same period last year, will enable us to sustain the profitability of this business.”

“Our Aerospace and Defense business continues to be affected by budgetary and funding uncertainties within the U.S. Department of Defense that are not expected to be eliminated until Congress successfully addresses the fiscal cliff and its related issues. Despite the recent quarterly drop in revenue, our improved product mix resulted in a 260 basis point expansion of gross margin when compared to the third quarter of last year.”

“In the long-term, we will continue to invest in new products and programs to further improve the attractiveness of our business portfolio, with a specific emphasis on trusted solutions for identity management, cryptographic key distribution and cyber analytics. We believe that our product mix going forward should help us to maintain our margin in the face of what is likely to be lumpy revenue until the many macroeconomic and policy issues are successfully resolved.”

The Industrial Group

Revenue for our Industrial Group decreased 10.3% to $65.2 million in the third quarter compared to $72.6 million for the prior year period and 21.3% sequentially, primarily as a result of a recent move by commercial vehicle OEM’s to rebalance inventory with lower levels of demand. Gross profit for the quarter was $6.6 million, or 10.1% of revenue, compared to $6.9 million, or 9.5% of revenue for the same period in 2011, reflecting our ability to protect margins despite lower volumes.

The Electronics Group

Revenue for our Electronics Group was $13.6 million in the third quarter compared to $18.5 million in the prior year period, primarily due to the completion of certain electronic manufacturing and engineering services. Gross profit for the quarter was $2.8 million, or 20.6% of revenue, compared to $3.3 million, or 18.0% of revenue for the same period in 2011, reflecting improved product mix.

Outlook

Mr. Gill added, “We will continue to concentrate on the daily execution of our business. We expect recent investments in production cells and automation by our Industrial Group to contribute to further margin expansion going forward once volumes return to full replacement levels later next year. Our Electronics Group will continue to face near-term revenue challenges that we expect to be ongoing until the outlook for defense spending is clarified and authorized.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly we currently believe that such risks also include: declining revenues and backlog in our aerospace and defense business lines as we attempt to transition from legacy products and services into new market segments and technologies; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including capitalized pre-contract costs related to the development of a replacement for certain aerospace and defense products; dependence on, recruitment or retention of key employees; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors including Dana Holding Corporation, Meritor, Sistemas, Eaton, and the Australian government; U.S. government spending on products and services that our Electronics Group provides, including the timing of budgetary decisions; our ability to develop new products and programs within the Electronics Group especially in new market segments and technologies; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; cyber security threats and disruptions; our ability to adequately finance current operations, future growth or expenses and potential acquisitions due to the cost and availability of debt, equity capital, or insurance; regulatory actions or sanctions (in each case including FCPA, OSHA and Federal Acquisition Regulations, among others); product liability and warranty expenses caused by our inability to effectively limit contractual obligations or defects in products or services; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; the costs of compliance with our auditing, regulatory or contractual obligations; breakdowns, relocations or major repairs of machinery and equipment; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; changes or delays in government or other customer budgets, funding or programs; potential weaknesses in internal controls over financial reporting and enterprise risk management; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; disputes or litigation involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; fees, costs or other dilutive effects of refinancing; compliance with covenants; cost and availability of raw materials such as steel, component parts, natural gas or utilities; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure against or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; other unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included in this press release, the company has provided information regarding free cash flow, which is a non-GAAP financial measure.

Free cash flow is defined as cash provided by operating activities less capital expenditures. Free cash flow is useful in analyzing the company’s ability to service and repay its debt. Management uses this non-GAAP measure in planning and forecasting for future periods.

This non-GAAP measure should not be considered a substitute for our reported results prepared in accordance with GAAP.

Reconciliation of Three and Nine Months Ended Free Cash Flow
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
	(Unaudited)		(Unaudited)

Consolidated Cash Flow Statement:

Cash flows from operating activities:
Net cash provided by operating activities	$5,918	$7,749	$1,087	$9,644

Cash flows from investing activities:
Capital expenditures	(1,676)	(929)	(4,106)	(3,827)
Proceeds from sale of marketable securities	1,271	—	1,271	—
Proceeds from sale of assets	—	4,062	4,542	4,637
Other	—	10	—	44
Net cash provided by (used in) investing activities	(405)	3,143	1,707	854

Cash flows from financing activities:
Net cash used in financing activities	(6,981)	(9,525)	(3,886)	(11,563)

Net (decrease) increase in cash and cash equivalents	(1,468)	1,367	(1,092)	(1,065)

Cash and cash equivalents at beginning of period	18,549	14,160	18,173	16,592

Cash and cash equivalents at end of period	$17,081	$15,527	$17,081	$15,527

Free Cash Flow:

Net cash provided by operating activities	$5,918	$7,749	$1,087	$9,644
Capital expenditures	(1,676)	(929)	(4,106)	(3,827)

Free cash flow	$4,242	$6,820	$(3,019)	$5,817

Diluted shares outstanding	19,567	19,024	19,423	18,999

Free cash flow per share	$0.22	$0.36	$(0.16)	$0.31

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	October 2,
	2012	2011
	(Unaudited)
Revenue	$78,763	$91,177
Net (loss) income	$(5,739)	$6,082
Basic income (loss) per common share:
Continuing operations	$0.03	$0.30
Discontinued operations	(0.33)	-
Net (loss) income per share	$(0.30)	$0.30
Diluted income (loss) per common share:
Continuing operations	$0.03	$0.30
Discontinued operations	(0.32)	-
Net (loss) income per share	$(0.29)	$0.30
Weighted average shares outstanding:
Basic	19,074	18,844
Diluted	19,567	19,024

	Nine Months Ended
	September 30,	October 2,
	2012	2011
	(Unaudited)
Revenue	$274,138	$252,045
Net income	$3,987	$6,584
Basic income (loss) per common share:
Continuing operations	$0.56	$0.35
Discontinued operations	(0.37)	(0.02)
Net income per share	$0.19	$0.33
Diluted income (loss) per common share:
Continuing operations	$0.55	$0.35
Discontinued operations	(0.37)	(0.02)
Net income per share	$0.18	$0.33
Weighted average shares outstanding:
Basic	19,038	18,813
Diluted	19,423	18,999

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net revenue:
Industrial Group	$65,176	$72,647	$230,548	$201,082
Electronics Group	13,587	18,530	43,590	50,963
Total net revenue	78,763	91,177	274,138	252,045
Cost of sales:
Industrial Group	58,602	65,716	205,146	181,939
Electronics Group	10,787	15,198	33,881	43,584
Total cost of sales	69,389	80,914	239,027	225,523
Gross profit:
Industrial Group	6,574	6,931	25,402	19,143
Electronics Group	2,800	3,332	9,709	7,379
Total gross profit	9,374	10,263	35,111	26,522
Selling, general and administrative	7,633	7,232	22,926	20,905
Research and development	1,084	1,097	2,513	2,637
Amortization of intangible assets	22	24	66	80
Nonrecurring (income) expense, net	-	-	-	(3,000)
Restructuring expense, net	-	356	-	233
Operating income	635	1,554	9,606	5,667
Interest expense, net	98	153	320	1,608
(Gain) on sale of marketable securities	(1,313)	-	(1,850)	-
Other (income) expense, net	561	(6,489)	(1,970)	(5,983)
Income from continuing operations before taxes	1,289	7,890	13,106	10,042
Income tax expense	697	1,808	1,989	3,008
Income from continuing operations	592	6,082	11,117	7,034
Loss from discontinued operations, net of tax	(6,331)	-	(7,130)	(450)
Net (loss) income	$(5,739)	$6,082	$3,987	$6,584
Basic income (loss) per share:
Income per share from continuing operations	$0.03	$0.30	$0.56	$0.35
Loss per share from discontinued operations	(0.33)	-	(0.37)	(0.02)
Net (loss) income per share	$(0.30)	$0.30	$0.19	$0.33
Diluted income (loss) per share:
Income per share from continuing operations	$0.03	$0.30	$0.55	$0.35
Loss per share from discontinued operations	(0.32)	-	(0.37)	(0.02)
Net (loss) income per share	$(0.29)	$0.30	$0.18	$0.33
Dividends declared per common share	$0.02	$-	$0.06	$-
Weighted average shares outstanding:
Basic	19,074	18,844	19,038	18,813
Diluted	19,567	19,024	19,423	18,999

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,081	$18,173
Restricted cash - current	3,000	—
Accounts receivable, net	44,243	42,984
Inventory, net	35,876	33,621
Other current assets	3,335	3,468
Assets held for sale	—	1,739
Total current assets	103,535	99,985
Restricted cash	—	3,000
Investment in marketable securities	—	1,749
Property, plant and equipment, net	53,344	56,891
Goodwill	6,900	6,900
Other assets	8,106	7,200
Total assets	$171,885	$175,725
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,807	$51,303
Accrued liabilities	30,434	23,569
Total current liabilities	76,241	74,872
Long-term debt	8,000	10,000
Other liabilities	23,281	30,385
Total liabilities	107,522	115,257
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,204,247 shares issued and 20,113,800 outstanding in 2012 and 20,108,635 shares issued and 19,995,401 outstanding in 2011	202	201
Additional paid-in capital	149,404	149,160
Retained deficit	(63,938)	(66,722)
Accumulated other comprehensive loss	(21,304)	(22,170)
Treasury stock, 90,447 and 113,234 shares in 2012 and 2011, respectively	(1)	(1)
Total stockholders’ equity	64,363	60,468
Total liabilities and stockholders’ equity	$171,885	$175,725

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended

	September 30,	October 2,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$3,987	$6,584
Loss from discontinued operations	(7,130)	(450)
Income from continuing operations	11,117	7,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,141	10,791
Gain on the sale of marketable securities	(1,850)	—
Stock-based compensation expense	1,331	754
Deferred revenue recognized	(5,919)	(5,163)
Deferred loan costs recognized	58	153
Write-off of debt issuance costs	—	277
Gain on the sale of assets	(2,625)	(4,189)
Provision for excess and obsolete inventory	629	564
Other noncash items	1,514	(2,186)
Contributions to pension plans	(1,312)	(753)
Changes in operating assets and liabilities:
Accounts receivable	(887)	(12,632)
Inventory	(3,035)	(6,346)
Prepaid expenses and other assets	(638)	1,138
Accounts payable	(5,507)	17,793
Accrued and other liabilities	(930)	2,409
Net cash provided by operating activities	1,087	9,644
Cash flows from investing activities:
Capital expenditures	(4,106)	(3,827)
Proceeds from sale of marketable securities	1,271	—
Proceeds from sale of assets	4,542	4,637
Other	—	44
Net cash provided by investing activities	1,707	854
Cash flows from financing activities:
Repayment of former Revolving Credit Agreement	—	(10,000)
Repayment of former Senior Notes	—	(13,305)
Net proceeds from Credit Facility	(2,000)	12,500
Payments for deferred loan costs	—	(387)
Common stock repurchases	(575)	—
Indirect repurchase of shares for minimum statutory tax withholdings	(511)	(435)
Cash dividends paid	(801)	—
Proceeds from issuance of common stock	1	64
Net cash used in financing activities	(3,886)	(11,563)
Net decrease in cash and cash equivalents	(1,092)	(1,065)
Cash and cash equivalents at beginning of period	18,173	16,592
Cash and cash equivalents at end of period	$17,081	$15,527

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer